EXHIBIT 23.1

Consent of BDO Seidman, LLP

Consent of Independent Registered Public Accounting Firm

EDGAR Online, Inc.

Norwalk, Connecticut

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-81966 and 333-41472) and Form S-8 (Nos. 333-60246 and 333-129425) of EDGAR Online, Inc. of our reports dated March 17, 2008, relating to the consolidated financial statements, the financial statement schedule and the effectiveness of EDGAR Online, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO SEIDMAN, LLP
BDO Seidman, LLP
New York, New York
March 17, 2008